Joint Filer Information

Each of the undersigned is jointly filing the attached Initial Statement of Beneficial Ownership of Securities on Form 3 with respect to the beneficial ownership of Beneficial Interests in First Union Real Estate Equity and Mortgage Investments. The Designated Filer is FUR Investors LLC


Name:        FUR Holdings LLC                Name:      WEM-FUR Investors LLC
Address:     100 Jericho Quadrangle          Address:   100 Jericho Quadrangle
             Suite 214                                  Suite 214
             Jericho, New York  11753                   Jericho, New York 11753

Signature:   By: WEM-FUR Investors LLC       Signature: /s/ Michael L. Ashner
                 Managing Member                        ------------------------
                                                        Michael L. Ashner
             By: /s/ Michael L. Ashner                  Managing Member
                 ------------------------
                 Michael L. Ashner
                 President


Name:        Michael L. Ashner
Address:     100 Jericho Quadrangle
             Suite 214
             Jericho, New York 11753

Signature:   /s/ Michael L. Ashner
             ----------------------------
             Michael L. Ashner